Tidal Trust III 485APOS

Exhibit 99.(q)(i)

POWER OF ATTORNEY

Impact Shares Trust I (the “Trust”) and the undersigned Trustee constitutes and appoints each of Aaron Perkovich, William Woolverton, and Eric Olsen (with full power to act alone) said Trustee’s true and lawful attorney-in-fact and agent, for said Trustee and on said Trustee’s behalf and in said Trustee’s place and stead in any and all the capacities to make, execute, and sign on behalf of the Trust the registration statement of the Trust and any and all amendments and supplements to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended; and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the U.S. Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the Trust, granting unto each said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as to the undersigned Trustees themselves might or could do.

The undersigned Trustee has hereunto set said Trustee’s hand this 8th day of December 2023.

Signature	Title	Date

/s/ Ethan Powell
Ethan Powell	Trustee	December 8, 2023